                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                      February 19, 2002 (January 31,2002)
                      ------------------------------------





                              APPLIED IMAGING CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                       0-21371                 77-0120490
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)


                         2380 Walsh Avenue, Building B,
                          Santa Clara, California 95051
           (Address of principal executive offices including zip code)


                                 (408) 562-0250

              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS
------

     On January 31, 2002, Applied Imaging Corp. ("Applied Imaging") consummated a private placement of 571,500 shares of its common stock to an institutional investor (purchasing for three separate funds) at a purchase price of $1.75 per share. The purchase price was negotiated with the investors and represented a discount of 17% from the average of the previous five trading days' closing price of $2.11 per share as reported by the Nasdaq National Market System.

     The private placement increased Applied Imaging's net tangible assets (defined as total assets minus total liabilities minus goodwill minus redeemable securities) from $3.7 million to $4.6 million on a proforma basis at December 31, 2001 as shown in the proforma financial statements below. The Company believes that it is in compliance with all continued listing requirements set forth in the Nasdaq Marketplace Rules for continued listing of its common stock on the Nasdaq National Market.

                     APPLIED IMAGING CORP. AND SUBSIDIARIES
                Condensed Consolidated Statements of Operations
                           (Unaudited, in thousands)

                                                        Year ended
                                                     December 31, 2001
                                                  (as reported & proforma)
                                                  ------------------------
Revenues                                                   $18,537
Cost of revenues                                             7,726
                                                          --------
   Gross profit                                             10,811
                                                          --------

Operating expenses

   Research and development                                  3,899
   Sales and marketing                                       7,457
   General and administrative                                2,662
   Amortization of intangibles                                 307
                                                          --------
     Total cost and expenses                                14,325
                                                          --------
Operating income/(loss)                                     (3,514)
Other income (expense), net                                    (18)
                                                          --------
Net income/(loss)                                         $ (3,532)
                                                          ========

                     Condensed Consolidated Balance Sheets
                           (Unaudited, in thousands)

                                                       December 31,                          December 31,
                                                           2001             Proforma             2001
                                                      (as reported)        Adjustments        (proforma)
                                                      -------------        -----------        ----------
ASSETS
Cash, restricted cash and
       marketable securities                              $  3,435            $ 1,000 (a)      $  4,435
Other current assets                                         7,241                  -             7,241
Property and equipment, net                                  1,021                  -             1,021
Other assets, net                                            2,400                  -             2,400
                                                          --------            -------          --------
Total Assets                                              $ 14,097            $ 1,000          $ 15,097
                                                          ========            =======          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                       $  7,642            $    40 (a)      $  7,682
Other liabilities                                              396                  -               396
Stockholders' equity                                         6,059                960 (a)         7,019
                                                          --------            -------          --------
Total Liabilities and Stockholders' Equity                $ 14,097            $ 1,000          $ 15,097
                                                          ========            =======          ========

(a) The proforma adjustments represent the impact of the Company's private placement of 571,500 shares of common stock at a price of $1.75 per share net of estimated placement expenses of $40,000.

                              APPLIED IMAGING CORP.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                APPLIED IMAGING CORP.
                                                   (Registrant)




Date: February 19, 2002             By: /S/ BARRY HOTCHKIES
                                        ------------------------
                                        Barry Hotchkies
                                        Vice President, Chief Financial Officer













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